Exhibit 99.1

NEWS RELEASE

For immediate release

Navient announces CFO changes

WILMINGTON, Del., June 2, 2020—Navient (Nasdaq: NAVI), a leader in education loan management and business processing solutions, announced that its Chief Financial Officer, Christian Lown, has resigned to accept a new career opportunity.

Ted Morris will serve as acting CFO, effective immediately. Mr. Morris joined the company in 2003 and has served as Navient’s controller since 2014.

“Navient has unquestionably benefited from Chris’s contributions across our enterprise,” said Jack Remondi, president and CEO. “He has helped to build a stronger, more resilient company, and we wish him well in his new endeavors.”

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About Navient
Navient (Nasdaq: NAVI) is a leading provider of education loan management and business processing solutions for education, healthcare, and government clients at the federal, state, and local levels. We help our clients and millions of Americans achieve success through technology-enabled financing, services, and support. Learn more at Navient.com.

Contact:
Media: Paul Hartwick, 302-283-4026, paul.hartwick@navient.com

Investors: Joe Fisher, 302-283-4075, joe.fisher@navient.com
Nathan Rutledge, 703-984-6801, nathan.rutledge@navient.com

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